Exhibit 99.1

MarineMax Reports Fiscal 2023 Second Quarter Results

Revenues from strategic acquisitions partially offset a decrease in boat sales that reflect a return to seasonality amid uncertain economic environment

Clearwater, Florida, April 27, 2023 — MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat, yacht and superyacht services company, today announced results for its fiscal second quarter ended March 31, 2023.

Fiscal 2023 Second Quarter Highlights

•
Revenue of $570.3 million
•
Record second-quarter gross margin of 35.2%
•
Net income of $30.0 million, or diluted EPS of $1.35; Adjusted diluted EPS of $1.23
•
Adjusted EBITDA of $57.4 million
•
Company updates fiscal 2023 outlook
•
Earnings call at 10:00 a.m. ET today

CEO & President Commentary

“After the exceptionally strong results we saw throughout fiscal 2022, our second quarter fiscal 2023 revenue reflected the boat industry’s return to more seasonal sales trends, coupled with the ongoing macroeconomic uncertainty, which grew more impactful as the quarter progressed,” stated Brett McGill, MarineMax’s Chief Executive Officer and President. “Against that backdrop our team executed well, delivering a solid top line and record second quarter gross margin. Our performance was highlighted by growth across most of our higher-margin businesses and the contribution of our strategic acquisitions, including IGY Marinas, which continues to exceed our expectations.

“During the past several years, MarineMax has structurally enhanced its margin profile through a focused combination of acquisitions and organic initiatives that have expanded our footprint across high-growth areas of the marine industry, including marinas, finance and insurance, and superyacht services,” Mr. McGill continued. “While the unprecedented inventory shortages and lower interest rate environment of fiscal 2022 create a very difficult comparison for us this year, our results in historical context demonstrate clearly that our growth strategy is paying off, despite the macroeconomic volatility. Compared with the first six months of fiscal 2019, our revenue through the same period in fiscal 2023 has almost doubled to $1.1 billion, gross margin has climbed more than 1000 basis points to 36% and diluted EPS has increased more than fivefold to $2.23. The initiatives we have taken have enabled us to build scale in new and exciting areas of the market that, over time, have the ability to dramatically increase both our recurring revenue and our earnings power, reducing our exposure to normal seasonal trends.

“Although we are revising our fiscal 2023 guidance to reflect our year-to-date performance and appropriately address the economic uncertainty, we remain extremely confident in the underlying fundamentals of our business and our ability to outperform the market over the long-term,” Mr. McGill concluded. “We continue to balance prudent expense management with investments to generate sustained profitable growth. As we head into the traditionally strong summer selling season, our historically high backlog and strong customer demand reflect worldwide enthusiasm for boating as well as the demand for the high-quality products and services we are delivering to this global market.”

Fiscal 2023 Second Quarter Results

Revenue in the fiscal 2023 second quarter was down 7% to $570.3 million from record March quarter revenue of $610.1 million in the comparable period last year. This result was primarily attributable to decreases in new and used boat revenue, resulting in 13% lower same-store sales compared with same-store sales increases of 7% in the second quarter of fiscal 2022 and 45% in the second quarter of fiscal 2021. The decrease in same-store sales was partly offset by contributions from IGY Marinas and boat manufacturing revenue, sources that are not included in the same-store sales comparison.

Gross profit totaled $200.9 million in the second quarter, down 2% from $205.3 million in the prior-year period, due primarily to the decreases in revenue. Gross profit margin of 35.2% increased 150 basis points from 33.7% in the fiscal 2022 second quarter, primarily driven by the acquisition of IGY Marinas and growth in higher margin businesses.

Selling, general, and administrative expenses totaled $145.5 million, or 25.5% of revenue, in the second quarter compared with $133.5 million, or 21.9% of revenue for the same period last year, primarily reflecting the addition of IGY Marinas.

Interest expense increased to $13.3 million in the second quarter from $0.7 million in the prior-year period, reflecting higher interest rates as well as the increase in long-term debt related to the IGY Marinas acquisition and increased inventory.

Net income in the second quarter was $30.0 million, or $1.35 per diluted share, compared with net income of $53.5 million, or $2.37 per diluted share, in the same period last year.

Adjusted net income in the second quarter was $27.4 million, or $1.23 per diluted share, compared with $54.1 million, or $2.40 per diluted share, in the prior-year period. Adjusted EBITDA1 for the quarter ended March 31, 2023 was $57.4 million, compared with $80.3 million for the same period last year.

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

Fiscal 2023 Guidance

Based on results to date, current business conditions, retail trends and other factors, the Company is updating its fiscal year 2023 guidance for Adjusted earnings2 to a range of $4.90 to $5.50 per diluted share and Adjusted EBITDA2 to a range of $220 million to $245 million. These expectations do not consider, or give effect for, among other things, material acquisitions that may be completed by the Company during fiscal 2023 or other unforeseen events, including changes in global economic conditions.

Conference Call Information

MarineMax will discuss its fiscal 2023 second quarter results and outlook in a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website: http://www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest lifestyle retailer of recreational boats and yachts, as well as yacht concierge and superyacht services, MarineMax (NYSE: HZO) is United by Water. We have more than 125 locations worldwide, including 78 dealerships and 57 marinas. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts and motor yachts; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the ability of the Company's initiatives to increase the Company’s recurring revenue and earnings power over time, the underlying fundamentals of the Company’s business, the Company’s long-term market outlook and its fiscal 2023 guidance. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company and its manufacturing partners, the performance and integration of the recently-acquired businesses, general economic conditions, as well as those within the Company's industry, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2022 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2 See “Non-GAAP Financial Measures” below for a discussion of why reconciliations of forward-looking Adjusted earnings and Adjusted EBITDA are not available without unreasonable effort.

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue	$570,340	$610,106	$1,078,267	$1,082,797
Cost of sales	369,431	404,791	690,461	710,283
Gross profit	200,909	205,315	387,806	372,514

Selling, general, and administrative expenses	145,504	133,532	295,901	253,529
Income from operations	55,405	71,783	91,905	118,985

Interest expense	13,280	654	22,764	1,291
Income before income tax provision	42,125	71,129	69,141	117,694

Income tax provision	12,201	17,622	19,230	28,244
Net income	29,924	53,507	49,911	89,450

Less: Net (loss) income attributable to non-controlling interests	(111)	—	186	—
Net income attributable to MarineMax, Inc.	$30,035	$53,507	$49,725	$89,450

Basic net income per common share	$1.37	$2.45	$2.28	$4.09

Diluted net income per common share	$1.35	$2.37	$2.23	$3.96

Weighted average number of common shares used in computing net income per common share:

Basic	21,853,557	21,861,438	21,804,326	21,880,558
Diluted	22,314,262	22,530,102	22,268,183	22,597,105

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	March 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$204,339	$219,400
Accounts receivable, net	116,910	62,276
Inventories	711,296	329,731
Prepaid expenses and other current assets	21,710	17,596
Total current assets	1,054,255	629,003
Property and equipment, net	499,418	220,569
Operating lease right-of-use assets, net	138,525	100,818
Goodwill	558,613	234,532
Other intangible assets, net	42,134	11,733
Other long-term assets	31,783	9,069
Total assets	$2,324,728	$1,205,724
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,598	$37,856
Contract liabilities (customer deposits)	113,934	164,068
Accrued expenses	113,803	95,750
Short-term borrowings	498,647	58,858
Current maturities on long-term debt	32,409	3,587
Current operating lease liabilities	9,981	9,774
Total current liabilities	813,372	369,893
Long-term debt, net of current maturities	407,335	45,747
Noncurrent operating lease liabilities	121,813	93,885
Deferred tax liabilities, net	47,638	14,646
Other long-term liabilities	83,310	7,293
Total liabilities	1,473,468	531,464
SHAREHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	29	29
Additional paid-in capital	313,848	295,589
Accumulated other comprehensive income	3,013	147
Retained earnings	680,392	522,128
Treasury stock	(148,656)	(143,633)
Total shareholders’ equity attributable to MarineMax, Inc.	848,626	674,260
Non-controlling interests	2,634	—
Total shareholders’ equity	851,260	674,260
Total liabilities and shareholders’ equity	$2,324,728	$1,205,724

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue:
Retail Operations	$540,195	$577,624	$1,019,881	$1,032,242
Product Manufacturing	56,749	46,758	113,075	81,002
Elimination of intersegment revenue	(26,604)	(14,276)	(54,689)	(30,447)
Revenue	$570,340	$610,106	$1,078,267	$1,082,797
Income from operations:
Retail Operations	$53,737	$68,346	$90,465	$113,469
Product Manufacturing	6,243	4,387	12,745	7,830
Elimination of intersegment income from operations	(4,575)	(950)	(11,305)	(2,314)
Income from operations	$55,405	$71,783	$91,905	$118,985

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net income attributable to MarineMax, Inc.	$30,035	$53,507	$49,725	$89,450
Acquisition costs (1)	80	16	6,116	517
Intangible amortization (2)	1,890	625	3,595	1,136
Change in fair value of contingent consideration (3)	1,183	125	2,230	235
Hurricane expenses (recoveries)	(1,685)	—	(191)	—
Gain on acquisition of equity investment (4)	(5,129)	—	(5,129)	—
Tax adjustments for items noted above (5)	1,062	(190)	(1,841)	(453)
Adjusted net income attributable to MarineMax, Inc.	$27,436	$54,083	$54,505	$90,885

Diluted net income per common share	$1.35	$2.37	$2.23	$3.96
Acquisition costs (1)	—	—	0.27	0.02
Intangible amortization (2)	0.08	0.03	0.16	0.05
Change in fair value of contingent consideration (3)	0.05	0.01	0.10	0.01
Hurricane expenses (recoveries)	(0.08)	—	(0.01)	—
Gain on acquisition of equity investment (4)	(0.22)	—	(0.22)	—
Tax adjustments for items noted above (5)	0.05	(0.01)	(0.08)	(0.02)
Adjusted diluted net income per common share	$1.23	$2.40	$2.45	$4.02

(1) Acquisition costs relate to acquisition transaction costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents expenses to record contingent consideration liabilities at fair value.

(4) Represents gain on a previously held equity investment upon acquisition of the entire business.

(5) Adjustments for taxes for items are calculated based on the effective tax rate for each respective period presented and the jurisdiction of the adjustment.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net income attributable to MarineMax, Inc.	$30,035	$53,507	$49,725	$89,450
Interest expense (excluding floor plan)	6,819	308	13,184	623
Income tax provision	12,201	17,622	19,230	28,244
Depreciation and amortization	8,853	4,807	17,972	9,304
Stock-based compensation expense	5,368	3,912	10,213	7,175
Acquisition costs	80	16	6,116	517
Gain on acquisition of equity investment	(5,129)	—	(5,129)	—
Change in fair value of contingent consideration	1,183	125	2,230	235
Hurricane expenses (recoveries)	(1,685)	—	(191)	—
Foreign currency	(371)	(30)	(2,801)	42
Adjusted EBITDA	$57,354	$80,267	$110,549	$135,590

Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income”, “Adjusted diluted EPS” and “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”), which are non-GAAP financial measures as defined under applicable securities legislation. In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our guidance for fiscal year 2023 Adjusted earnings and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and acquisition costs. Acquisition contingent consideration and acquisition costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted earnings and Adjusted EBITDA are not available without unreasonable effort.

Contacts
Investors:
	Mike McLamb	Scott Solomon or Laura Resag
	Chief Financial Officer	Sharon Merrill Associates, Inc.
	MarineMax, Inc.	investors@marinemax.com.
727-531-1700
Media:
Katherine Cooper
Director of Communications
MarineMax, Inc.
press@marinemax.com